UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2020 (the “Closing Date”), SeaWorld Parks & Entertainment, Inc. (the “Issuer”), a direct wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”), successfully completed the previously announced offering of $227.5 million aggregate principal amount of 8.750% first-priority senior secured notes due 2025 (the “Notes”).

The Company expects to use the proceeds from the issuance of the Notes for working capital and other general corporate purposes and to pay fees and expenses related to the offering of the Notes and the amendment to the Company’ existing senior secured credit facilities (the “Senior Facilities”) previously described in the Company’s Current Report on Form 8-K filed on April 21, 2020.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. Offers and sales of the Notes have not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuer, the Company and certain subsidiaries of the Issuer (the “Subsidiary Guarantors”, and together with the Company, the “Guarantors”) entered into an Indenture relating to the Notes (the “Indenture”), by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Collateral Agent”). The Issuer’s obligations under the Notes and the Indenture are guaranteed, jointly and severally, on a senior secured first-priority basis, by the Guarantors in accordance with the provisions of the Indenture. The Notes and related guarantees will be secured by first-priority liens on the collateral, which will also secure, on a first-priority basis, obligations under the Senior Facilities and certain related hedging and cash management obligations, in each case, subject to certain permitted liens, exceptions and encumbrances described in the indenture governing the Notes and the security documents relating to the Notes.

Maturity and Interest Payments

The Notes will mature on May 1, 2025. Interest on the Notes will accrue at 8.750% per annum and will be paid semi-annually, in arrears on May 1 and November 1 of each year, beginning November 1, 2020.

Redemption

On or after May 1, 2022, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to May 1, 2022, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. Notwithstanding the foregoing, subject to the provisions set forth in the Indenture, at any time and from time to time on or prior to May 1, 2022, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 108.750%, plus accrued and unpaid interest. Additionally, upon the occurrence of specified change of control events, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101%. In addition, until the date that is 90 days after the Closing Date, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes with amounts equal to the net cash proceeds of any loans received pursuant to a Regulatory Debt Facility (as defined below) at a redemption price of 104.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). A “Regulatory Debt Facility” is defined as one or more debt facilities entered into pursuant to the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) promulgated under the Coronavirus Aid, Relief and Economic Security Act or any other legislation, regulation, act or similar law in response to, or related to the effect of, COVID-19, in each case, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company, the Issuer and its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on assets; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (viii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for customary events of default.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Security Documents and Intercreditor Agreement

On the Closing Date, the Company, the Issuer and certain of their affiliates entered into (i) a security agreement (the “Security Agreement”), by and among the Issuer, the Company, the other grantors from time to time party thereto and Wilmington Trust, National Association, as collateral agent (the “Collateral Agent”), pursuant to which the Issuer and the grantors identified therein granted a first-priority security interest in their existing and future assets to the Collateral Agent for the benefit of the secured parties under the Indenture, subject to certain exclusions as described therein and (ii) a first-lien intercreditor agreement (the “Intercreditor Agreement”), by and among the Issuer, the other grantors thereto, JPMorgan Chase Bank, N.A. and the Collateral Agent with respect to the Collateral (as defined in the Intercreditor Agreement). Additionally, the Issuer entered into a Patent Security Agreement, the Issuer, Sea World LLC and SeaWorld Parks & Entertainment LLC, entered into a Copyright Security Agreement and a Trademark Security Agreement, in each case, in favor of the Collateral Agent.

On the Closing Date, the Company entered into a pledge agreement (the “Pledge Agreement”), by and among the Company and the Collateral Agent, pursuant to which the Company assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), a security interest in the Pledged Collateral (as defined in the Pledged Collateral).

The foregoing descriptions of the Security Agreement, Patent Security Agreement, Copyright Security Agreement, Trademark Security Agreement, Intercreditor Agreement and Pledge Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Security Agreement, Patent Security Agreement, Copyright Security Agreement, Trademark Security Agreement, Intercreditor Agreement and Pledge Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD.

On the Closing Date, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2020, by and among SeaWorld Parks & Entertainment, Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee and as collateral agent.
99.1	Press Release, dated April 30, 2020.
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: April 30, 2020	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary